SECOND RESTATED AND AMENDED

                      PUBLIC SERVICE COMPANY OF NEW MEXICO

                             EXECUTIVE MEDICAL PLAN


                                    RECITALS

         WHEREAS, the Amended and Restated Medical Reimbursement Plan of Public Service Company of New Mexico was adopted effective January 1, 1980 (the "Medical Reimbursement Plan").

         WHEREAS, Public Service Company of New Mexico (the "Company") reserved the right, pursuant to Section 12 of the Medical Reimbursement Plan, to amend, modify or terminate the Medical Reimbursement Plan at anytime; and

         WHEREAS, the Company desires to amend, restate and rename the Medical Reimbursement Plan as hereinafter set forth.

                                   I. PURPOSE

         The Company adopts the Second Restated and Amended Public Service Company of New Mexico Executive Medical Plan (the "Plan") to provide a select group of executives of the Company with additional remuneration in the form of additional medical benefits beyond such benefits otherwise available to such executives pursuant to other Company provided health benefits.

                                    II. TERM

         The Plan, as restated and amended, shall commence on September 1, 1991, and shall remain in effect until such time as the same is modified, amended or terminated by the Board of Directors of the Company, pursuant to Article VIII hereof.

                                III. ELIGIBILITY

         The Plan shall apply only to an executive employee of the Company whose position with the Company is President of the Company or designated as part of the Management Committee (a "Participant"). Participation shall continue so long as the Participant continues to satisfy the eligibility requirements as set forth in this Article III.


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                               IV. COVERED CHARGES

         Subject to the Annual Limitation, the Company shall reimburse or pay on behalf of a Participant for all covered charges incurred while this Plan is in effect. Covered charges ("Covered Charges") shall include all expenses incurred by the Participant, his or her spouse or Dependents, for medical care (as defined in Section 213(d) of the Internal Revenue Code of 1986, as amended (the "Code"), which are not otherwise paid for or reimbursed by a health plan maintained by the Company or any other employer maintained health plan, covering the Participant and his or her spouse or Dependents. For purposes hereof, a "health plan" shall include any employer sponsored health and medical plan, including, but not limited to, insured or self-insured health, medical, dental or mental health plans, health maintenance organizations or preferred provider organizations. Notwithstanding the foregoing, Covered Charges shall not include expenses for transportation pursuant to Code Section 213(d)(1)(B), for insurance pursuant to Code Section 213(d)(1)(C) and lodging pursuant to Code Section 213(d)(2). For purposes hereof, Dependents shall mean anyone who qualifies as a Dependent of the Participant pursuant to Code section 152. Any Covered Charges reimbursable hereunder shall be determined assuming the Participant elected the option under the Benefit Trust having the smallest annual deductible amount.

                              V. ANNUAL LIMITATION

         The maximum annual amount of Covered Charges incurred during a calendar year subject to reimbursement hereunder shall not exceed twenty-five hundred dollars ($2,500) paid to or on limitation for the Participant, his or her spouse and Dependents. The Annual Limitation shall be determined on a calendar basis, based upon the date the Covered Charge is incurred (i.e., when the medical service is provided).

                               VI. ADMINISTRATION

         The Plan shall be administered by the Company or its designee (the "Plan Administrator") who shall be the "Named Fiduciary" for purposes of the Employee Retirement Income Security Act of 1974 ("ERISA"). Subject to the provisions of the Plan, the Plan Administrator shall have sole and exclusive power, discretion and authority to:

         (i) conclusively interpret the provisions of this Plan and decide all questions of fact arising in its application, including but not limited to, the right to determine whether an individual satisfies the eligibility requirements hereunder and the right of a participant to receive benefits and the amount of those benefits hereunder;

         (ii) adopt, amend and rescind rules and regulations relating to this Plan including the appointment or third party administrators to assist in claims administration; and

         (iii) make any other determinations it deems necessary or advisable.



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                                   VII. NOTICE

         For the purpose of this Plan, notices and all other communications provided for in the Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Participant at his or her last known address and to the Company at Alvarado Square, Albuquerque, New Mexico 87158, provided that all notices to the Company shall be directed to the attention of the Manager of the Employee Benefits Department, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                         VIII. AMENDMENT AND TERMINATION

         The Company expects to continue the benefits provided hereunder indefinitely, but reserves the right to amend or modify the Plan including, but not limited to the right to decrease, increase or discontinue the benefits, and the Company specifically reserves the right to terminate the Plan at any time, for any reason, and without prior notice.

                                XI. MISCELLANEOUS

         A. Governing Law. The validity, interpretation, construction and performance of this Plan shall be governed by the laws of the State of New Mexico.

         B. Withholding. Any payments provided for hereunder shall be paid subject to any applicable withholding required under federal, state or local law.

         C. No Employment Contract. Notwithstanding anything to the contrary contained in the Plan, (1) the execution of the Plan shall not create an express or implied contract of employment for a specified term between the Participant and the Company and (2) unless otherwise expressly provided in writing, by such officer as may be specifically designated by the President, the employment relationship between the a Participant and the Company shall be defined as "employment at will", where either party, without notice, may terminate the relationship with or without cause.

         D. No Right of Assignment. Neither a Participant nor any person taking on behalf of a Participant may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan and the Plan Administrator shall not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

         E. Service of Process. The Secretary of the Company shall be an agent for service of process in matters relating to this Plan.



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         F. Headings. The headings and subheadings in this Plan are inserted for convenience and reference only and are not to be used in construing this instrument or any provision hereof.

         G. Gender and Number. Where the context so requires, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular, and the singular shall include the plural.

         H. Validity. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

                            X. CONTINUATION COVERAGE

         A. Continuation Coverage after Termination of Normal Participation. Each person who is a Qualified Beneficiary shall have the right to elect to continue coverage under this Plan upon the occurrence of a Qualifying Event that would otherwise result in such person losing coverage hereunder. Such extended coverage under the plan is known as "Continuation Coverage."

         B. Qualified Beneficiary. A "Qualified Beneficiary" is any person who, as of the day before a Qualifying event, is (a) an employee of the Company covered under the Plan as of such day (such persons are Called "Covered Employees"), (b) the spouse of the Covered Employee, or (c) a dependent of a Covered Employee. A Covered Employee can be a Qualified Beneficiary only if the Qualifying Event consists of termination of employment (for any reason other than gross misconduct). A retiree or other former employee actively participating in the Plan be reason of a previous period of employment will be treated as a "Qualified Beneficiary." A person is not a Qualified Beneficiary if, as of such day, either the individual is covered under the Plan by virtue of the election of continuation coverage by another person and is not already a Qualified Beneficiary by reason of a prior Qualifying Event, or is entitled to Medicare coverage under Title XVIII of the Social Security Act. Furthermore, an individual who fails to elect Continuation Coverage within the election period provided in Section F, below, shall not be considered to be a Qualified Beneficiary.

         C. Qualifying Event. Any of the following shall be considered as a "Qualifying Event":

             (i) death of a Covered Employee;

             (ii) termination (other than by reason of gross misconduct) of the Covered Employee's employment;

             (iii) divorce or legal separation of a Covered Employee from the employee's spouse;


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

             (iv) a Covered Employee's becoming eligible to receive Medicare benefits under title XVIII of the Social Security Act; or

             (v) a dependent child of a Covered Employee ceasing to be a dependent.

         In the case of any person treated as a Covered Employee but who is not a common-law employee, termination of "employment" means termination of the relationship that originally gave rise to eligibility to participate in the Plan.

         D. Available Benefit. Each person who is eligible to elect to continue coverage under Article X shall have the right to continue the level of coverage in effect for the Covered Employee on the day before the Qualifying Event or a lesser level of coverage than the amount set out in Article V above. If a Qualified Beneficiary of another group health plan maintained by the Employer is prevented from receiving a previous level of benefits due to change in plan benefits or plan termination, such individual will be entitled to elect any available level of coverage under this Plan.

         E. Notice Requirements.

             (i) When a Participant becomes covered under this Plan, the Plan Administrator must inform the Participant (and spouse, if any) in writing of the rights to continued coverage, as described in Article VII.

             (ii) The Company shall give the Plan Administrator written notice of a Qualifying Event within thirty (30) days of the occurrence thereof.

             (iii) Within fourteen (14) days of receipt of the Company's notice, the Plan Administrator shall furnish each Qualifying Beneficiary with written notification of the termination of regular coverage under the Plan, as well a recital of the rights of any such Beneficiary to elect Continuation Coverage, as required by Code Section 4980B and ERISA Section 601, in accordance with the terms of this Plan.

             (iv) In the case of a Qualifying Event described in Section C.(iii) or (v) above, a Covered Employee or a Qualified Beneficiary who is a spouse or dependent of such Participant must notify the Plan Administrator within sixty
(60) days of the occurrence thereof. The Plan Administrator shall give written notification of Continuation Coverage rights to any Qualified Beneficiary within fourteen (14) days of receipt of the notice described in this Section E. (iv).

         Each Qualified Beneficiary who is determined, under Title II or XVI of the Social Security Act, to have been disabled at the time of a Qualifying event described in Section C. (ii) must notify the Plan Administrator of such determination within 60 days after the date of the determination and within 30 days after the date of any final determination under such title or titles that the Qualified Beneficiary is no longer disabled.


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

         Notwithstanding any of the foregoing, notification to a Qualified Beneficiary who is a spouse of a Covered Employee is treated as notification to all other Qualified Beneficiaries residing with that person at the time notification is made.

         F. Election Period. Any Qualified Beneficiary entitled to Continuation Coverage shall have 45 days from the date of the Notice required by Section E., in the case of occurrence of a Qualifying Event, in which to return a signed election to the Plan Administrator indicating the choice to continue benefits under the Plan.

         G. Duration of Continuation Coverage

             (i) Continuation Coverage shall extend for a period of 18 months after the date that regular coverage ceased due to occurrence of a Qualifying Event.

             (ii) If a Qualifying Event occurs during the 18 months after the date of a Qualifying Event described in Section C. (ii) above, the Continuation Coverage shall extend to the date which is 36 months after the date of the qualifying event described in Section C. (ii).

             (iii) In the case of an event described in Section C. (iv) above (without regard to whether such event is a Qualifying Event), Continuation Coverage for Qualified Beneficiaries other than the Covered Employee for such event or any subsequent Qualifying Event shall not terminate before the close of the 36-month period beginning on the date the Covered Employee becomes entitled to benefits under Title XCIII of the Social Security Act.

             (iv) In the case of an individual who is determined, under Title II or XVI of the Social Security Act, to have been disabled at the time of the Qualifying Event described in Section C. (ii) above, any references in (i) or
(ii) of this Section G to 18 months with respect to such event shall be deemed a reference to 29 months, but only if the Qualified Beneficiary has provided notice of such determination in accordance with Section E. (iv) above before the end of such 18 months.

             (v) In no event, however, shall Continuation Coverage extend more than 36 months beyond the date of the original Qualifying Event.

         H. Automatic Termination of Continuation Coverage. Continuation Coverage shall automatically cease if (i) the Company no longer offers group health coverage to any of its employees, (ii) the required premium for continuation coverage is not paid within 30 days of the date due, (iii) an electing Beneficiary becomes covered under another group health plan, (iv) an electing Beneficiary becomes eligible to receive benefits under Medicare, or (v) in the case of a Qualified Beneficiary who is disabled at the time of a Qualifying Event described in Section C. (ii), the month that begins more than 30 days after the date of the final determination under Title II or XVI of the Social Security Act that the Qualified Beneficiary is no longer disabled.


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         I.  Premium Requirements

             (i) A Qualified Beneficiary who has elected Continuation Coverage under This Article X must pay a premium of 102% of the applicable premium for the period of coverage. In the case of an individual described in Section B.
(iv) above, the required premium shall be 105% of the applicable premium for any month after the 18th month of Continuation Coverage described in Section G. (i) or (ii). The applicable premium shall be determined by the Plan Administrator, pursuant to applicable law.

             (ii) The required premium for Continuation Coverage may, at the Qualified Beneficiary's election, be paid in monthly installments.

             (iii) Premiums for Continuation Coverage become payable 45 days after the date on which the Qualified beneficiary makes the initial election for Continuation Coverage.

                              XI. CLAIMS PROCEDURES

         The Plan Administrator shall make all determinations as to a Participant's right to a benefit pursuant to the Plan. The Plan Administrator, within ninety (90) days after receipt of notice of objection to benefits payable or claim for benefits, shall render a written decision on the objection to the benefits payable or the claim for benefits. If the objection to benefits payable or the claim for benefits is denied, either in whole or in part, the decision shall include:

             (i) The specific reason or reasons for the denial;

             (ii) An indication of the specific Plan provisions on which the denial is based;

             (iii) A description of any additional material or information necessary for the claimant to perfect the claim and any explanation of why such material or information is necessary; and

             (iv) An explanation of the Plan's appeal procedure, indicating that the appeal of the adverse determination must be in writing addressed to the Plan Administrator, and received within sixty (60) days after the receipt by the claimant of the Plan Administrator's written denial of benefits. Failure to perfect an appeal within the 60-day period shall make the decision conclusive.

         If the claimant should appeal to the Plan Administrator, he or she, or his or her duly authorized representative, must do so in writing and may submit, in writing, whatever issues and comments he or she, or his or her duly authorized representative, feel are pertinent. The claimant, or his or her duly authorized representative, may review pertinent Plan documents. The Plan Administrator shall render a written decision on the question of the benefits payable or the claim for benefit, setting forth the specific reasons for its decision including a reference to the plan's provision within sixty (60) days after receipt of the request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the sixty (60) day limit unfeasible, but in no event shall the Plan Administrator render a decision respecting a denial for a claim for benefits later than one hundred twenty (120) days after its receipt of a request for a review.


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

         Any denial by the Plan Administrator of a Participant's claim for benefits under the Plan shall be stated in writing and such notice shall be written in a manner that may be understood without legal or actuarial counsel.

                    XII. RIGHTS OF PERSONS ADVERSELY AFFECTED

         The right any PNM employee adversely affected who has incurred charges for medical expenses between September 1, 1991 and April 30, 1992, which would have been paid or reimbursed hereunder, but for this Second and Restated Amendment, shall not have such medical expenses reduced or unpaid and the Company shall pay any obligation that would have been paid but for this Second Restated and Amended Plan document. Effective as of May 1, 1992, no employee, spouse of such employee or dependent of such employee shall have any right to any medical expense paid or reimbursed pursuant to this Plan unless provided for in this Second Restated and Amended Plan document.


Date:    28 Dec 1995
       ---------------------


                                  PUBLIC SERVICE COMPANY
                                  OF NEW MEXICO


                                  By    /s/ Benjamin F. Montoya
                                       ----------------------------
                                          Chief Executive Officer

65226


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